EXHIBIT 99

FSI International 3455 Lyman Boulevard Chaska, Minnesota USA 55318-3052	NEWS

For additional information contact:	Benno Sand-Investor and Financial Media (952) 448-8936 Laurie Walker-Trade Media (952) 448-8066

FOR IMMEDIATE RELEASE

FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2004 Financial Results

Year-Over-Year Third Quarter Revenues Increase 87 Percent to $36 Million and the Company Achieved Profitability

     MINNEAPOLIS (June 22, 2004)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the fiscal 2004 third quarter and first nine months ended May 29, 2004.

     Sales for the fiscal 2004 third quarter were $36.3 million, compared to $19.4 million for the same period of fiscal 2003. The Company’s net income for the third quarter of fiscal 2004 was $4.0 million or $0.13 per share (diluted), compared to a net loss of $15.6 million or $0.53 per share (diluted) for the third quarter of fiscal 2003.

     Sales for the first nine months of fiscal 2004 were $81.1 million, compared to $66.7 million for the same period of fiscal 2003. The Company’s net loss for the first nine months of fiscal 2004 was $3.1 million or $0.10 per share (diluted), compared to a net loss of $76.7 million or $2.60 per share (diluted) for the same period of fiscal 2003.

     Surface Conditioning product sales of $29.1 million represented 80 percent of third quarter 2004 revenues, an increase of 91 percent or $13.9 million from the $15.2 million level in the comparable prior year period.

     The gross margin for the fiscal 2004 third quarter was $19.4 million or 53.5 percent of sales, including the $1.8 million benefit from the utilization of POLARIS® Systems and Services (“PSS”) inventory that was previously written down to zero. This compares with a gross margin of $6.9 million or 35.7 percent of sales in the fiscal 2003 third quarter.

     Selling, General and Administrative expenses were $10.0 million in the third quarter of fiscal 2004, compared to $11.7 million in the prior year comparable period. The decrease primarily related to organizational efficiencies from our March 2003 transition to direct distribution and the PSS business model.

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FSI International, Inc.
June 22, 2004
Page Two

     Engineering, Research and Development expenses in the third quarter of fiscal 2004 were $5.8 million, compared to $8.3 million in the third quarter of fiscal 2003. The reduction reflects cost savings associated with exiting the resist processing market and converting to the PSS business model.

     “The transition of FSI to a global surface conditioning technology-focused company is now nearly completed,” said Don Mitchell, chairman and chief executive officer. “With two consecutive quarters of strong surface conditioning product orders, we are starting to recognize the benefits of our investments the past few years.”

     “Third quarter orders of $32.3 million included orders for two MAGELLAN® Immersion Systems from Asian customers. Also during the quarter we received orders for our ANTARES® CryoKinetic Cleaning System from two semiconductor manufacturers for future 300mm production evaluation. With 58 percent of our year-to-date orders from foreign customers, we are realizing the benefit of our transition to a direct global distribution model,” concluded Mitchell.

Balance Sheet

     The Company continues to maintain a strong balance sheet with approximately $139.1 million in assets, including $35.2 million in cash, restricted cash, cash equivalents and marketable securities. At the end of the third quarter, the Company had a current ratio of 2.9 to 1.0, no debt and a book value of $3.52 per share.

Outlook

     Based on our current quote activity and the overall order opportunity level, the Company expects fourth quarter orders of $30 to $35 million, primarily for surface conditioning products.* Based on the backlog and deferred revenue levels at the end of the third quarter, the Company expects fourth quarter revenues of approximately $33 to $36 million.* Based upon the anticipated revenues, gross profit margin and current operating expense run rates, the Company expects an approximate net income in the $1.0 to $2.0 million range for the fourth quarter.*

Conference Call Details

     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT over the Internet. The web cast is being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s more

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FSI International, Inc.
June 22, 2004
Page Three

password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About FSI

     FSI International, Inc. is a global supplier of surface conditioning equipment technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals.

     The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment.

     FSI maintains a web site at http://www.fsi-intl.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

     This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected net income and financial performance for the fourth quarter of fiscal 2004. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the length and extent of the current industry recovery; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the transition to 300mm products; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s affiliated distributor in Japan; the success of the Company’s direct distribution organization; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed from time to time in the Company’s SEC reports including, but not limited to, the Company’s Annual Report on Form 10-K for the 2003 fiscal year and the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2004. The Company assumes no duty to update the information in this press release.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended

	May 29,	May 31,	May 29,	May 31,
	2004	2003	2004	2003

Sales	$36,309	$19,445	$81,065	$66,658
Cost of goods sold	16,876	12,500	39,826	65,312

Gross margin	19,433	6,945	41,239	1,346
Selling, general and administrative expenses	10,007	11,740	30,200	29,112
Research and development expenses	5,830	8,298	16,874	25,310
Transition agreement termination fee	—	—	—	2,750
Write-down of Microlithography fixed assets	—	—	—	7,000

Operating income (loss)	3,596	(13,093)	(5,835)	(62,826)
Interest and other income, (expense) net	92	60	2,267	412
Impairment of investment in affiliates	—	—	—	(10,195)

Income (loss) before income taxes	3,688	(13,033)	(3,568)	(72,609)
Income tax expense	12	25	38	75

Income (loss) before equity in earnings (loss) of affiliates	3,676	(13,058)	(3,606)	(72,684)
Equity in earnings (loss) of affiliates	322	(2,590)	512	(4,024)

Net income (loss)	$3,998	$(15,648)	$(3,094)	$(76,708)

Income (loss) per share:
Basic	$0.13	$(0.53)	$(0.10)	$(2.60)
Diluted	$0.13	$(0.53)	$(0.10)	$(2.60)
Weighted average common shares:
Basic	29,778	29,562	29,749	29,519
Diluted	30,308	29,562	29,749	29,519

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	May 29,	Aug. 30,
	2004	2003

Assets
Current assets
Cash, restricted cash, cash equivalents and marketable securities	$35,209	$43,759
Receivables, net	32,051	17,578
Inventories	23,305	19,461
Other current assets	4,967	4,844

Total current assets	95,532	85,642
Property, plant and equipment, net	31,123	34,868
Investment in affiliates	7,796	6,306
Intangible assets, net	2,623	4,322
Other assets	2,039	2,248

Total assets	$139,113	$133,386

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payable	10,104	4,220
Deferred profit*	7,129	4,524
Accrued expenses	16,030	15,642

Total current liabilities	33,263	24,386
Long-term accrued expenses	750	—
Total Stockholders’ Equity	105,100	109,000

Total liabilities and stockholders’ equity	$139,113	$133,386

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except per share and total employee data)
(unaudited)

	Nine Months Ended

	May 29,	May 31,
	2004	2003

Sales by Area
United States	58%	76%
International	42%	24%

Cash Flow Statement
Capital expenditures	$647	$3,411
Depreciation	$4,382	$7,338
Amortization	$1,699	$1,747

Miscellaneous Data
Total employees, including contract	511	527
Book value per share	$3.52	$3.52
Shares outstanding	29,873	29,562

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